Exhibit 10.2

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (“Agreement”) is made by and between Sonic Innovations, Inc. (the “Company”) and Stephen L. Wilson (“Employee”).

WHEREAS, Employee was employed by the Company;

WHEREAS, the Company and Employee have entered into an Invention and Confidential Information Agreement (the “Confidentiality Agreement”);

WHEREAS, the Company and Employee have mutually agreed to terminate the employment relationship;

NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as “the Parties”) hereby agree as follows:

1. Termination. Employee will relinquish his position as Chief Financial Officer effective July 21, 2006, and will terminate his position with the Company effective November 16, 2006. From July 21, 2006 through November 16, 2006 Employee will provide services to the Company as set forth herein.

2. Services by Employee. From July 21, 2006 through November 16, 2006 Employee will be Special Assistant to the President and will provide services, advice and counsel to the Company to facilitate a smooth transition of duties. In particular, Employee will be called upon to review financial reports, statements and filings; provide input into ongoing litigation; review documents related to equity and loan financing transactions; and provide appropriate transition services and information; among other services.

3. Consideration. The Company agrees to pay Employee severance equal to Three Hundred Seventy Five Thousand and no/100 dollars ($375,000.00), less applicable withholdings, as follows:

(a) Employee will continue to receive his bi-weekly salary in accordance with Company’s normal payroll schedule from July 31, 2006 through November 10, 2006, in the cumulative gross amount of $84,519.23; and

(b) On or about November 16, 2006, the Company will pay Employee a lump sum of $290,480.77.

In addition, on or about November 16, 2006, the Company will pay Employee for all accrued vacation in the amount of $24,000.00. No bonuses or additional consideration, other than as stated herein, will be payable to Employee.

4. Stock Options.

(a) The Parties agree that, for purposes of determining the number of shares of the Company’s Common Stock which Employee is entitled to purchase from the Company pursuant to any stock option, Employee will cease vesting as of November 16, 2006, and have ninety (90) days thereafter to exercise any such option, after which time the unexercised portion of any such option shall expire. For any shares of the Company’s Common Stock which are subject to a right of repurchase pursuant to a restricted stock purchase agreement, the lapsing of such right to repurchase the restricted stock shall cease as of November 16, 2006, and the Company may exercise its right of repurchase for restricted stock subject to a right of repurchase under the terms of such restricted stock purchase agreement. The exercise of any stock options shall continue to be subject to the terms and conditions of the Company’s Stock Option Plan and the applicable Stock Option Agreement between Employee and the Company.

(b) Employee agrees not to exercise any stock options or sell any shares of the Company’s Common Stock prior to the closing of the Company’s currently anticipated Private Investment in Public Equity (PIPE) transaction. Such restriction shall expire upon the earliest of (a) closing of the PIPE transaction, (b) the Company’s decision not to pursue the PIPE transaction, or (c) August 31, 2006.

5. Benefits. Employee will be entitled to all benefits as an employee through November 16, 2006. On December 1, 2006, Employee has the right to convert his medical and dental insurance to self-paid coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). If Employee elects and qualifies for such COBRA coverage, Employee will be responsible for payment of such premiums.

6. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company, and shall continue to comply with the terms and conditions of the Confidentiality Agreement. Employee shall return all the Company property and confidential and proprietary information in his possession to the Company.

7. Payment of Salary. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee to date, except as provided for elsewhere in this Agreement.

8. Release of Claims by Employee. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company. Employee, on behalf of himself, and his heirs, family members, executors and assigns, hereby fully and forever releases the Company and its respective officers, directors, employees, agents, attorneys and assigns, from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he may possess arising from any omissions, acts or facts that have occurred up until and including the effective date of this Agreement including, without limitation:

(a) any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

(b) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act, the Family and Medical Leave Act;

(e) any and all claims for violation of the federal, or any state, constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

(g) any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

9. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the effective date of this Agreement (other than for actions contemplated by this Agreement). Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) that, prior to signing of this Agreement, he has 21 days from the date of his receipt of this Agreement within which to consider it, and to consult with an attorney of his choice regarding it and should he nevertheless elect to execute this Agreement sooner than 21 days after he has received it, he specifically and voluntarily waives the right to claim or allege that he has not been allowed by the Company or by any circumstances beyond his control to consider this Agreement for a full 21 days; (c) he has at least seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; (d) this Agreement shall not be effective until the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

10. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

11. Confidentiality. Employee agrees to use his best efforts to maintain in confidence the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Settlement Information”). Employee agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. Employee agrees to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information.

12. No Cooperation; No Solicitation. Employee agrees he will not act in any manner that is reasonably likely to damage the business of the Company in any material respect, including (a) in the tone or content of conversations with current or former employees, shareholders, customers or potential customers of the Company and (b) by refraining from soliciting any customer or potential customer of the Company to cease, decrease or avoid doing business with the Company. Breach of the Agreement in the foregoing sentence shall be grounds for immediate cessation of any payment from the Company to the Employee. Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company or any officer, director, employee, or agent of the Company, unless under a subpoena or other court order to do so.

13. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

14. Costs. The Parties shall each bear their own costs, expert fees, attorney fees and other fees incurred in connection with this Agreement.

15. Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, including any potential claims of harassment, discrimination or wrongful termination shall be subject to binding arbitration held in Salt Lake City, Utah by a single arbitrator to be agreed upon by the parties and pursuant to Utah law. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award, and that resort to any court of competent jurisdiction may be had for any relief necessary in aid of arbitration including, without limitation, injunctive relief.

16. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Employee warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

17. No Representations. Employee represents that he has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

18. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

19. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee’s separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Employee’s relationship with the Company and his compensation by the Company, but in no way affects the Confidentiality Agreement, which shall remain in full force and effect.

20. No Oral Modification. This Agreement may only be amended in writing signed by Employee and the Chief Executive Officer of the Company.

21. Governing Law. This Agreement shall be governed by the laws of the State of Utah.

22. Effective Date. This Agreement is effective seven days after it has been signed by Employee.

23. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

24. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a) They have read this Agreement;

(b) They have been represented in the review of this Agreement by legal counsel of their own choice or they have voluntarily declined to seek such counsel;

(c) They understand the terms and consequences of this Agreement and of the releases it contains;

(d) They are fully aware of the legal and binding effect of this Agreement.

25. Release of Claims by Company. The Company agrees that the consideration, covenants and obligations described in this Agreement and the Confidentiality Agreement represent settlement in full of all outstanding obligations owed to the Company by the Employee. The Company, on behalf of itself and its respective officers, directors, employees, agents, attorneys and assigns, hereby fully and forever releases the Employee and his heirs, family members, executors and assigns from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that it may possess arising from any omissions, acts or facts that have occurred up until and including the effective date of this Agreement.

26. Tax Withholding. Employee shall have the right to make a tax withholding payment to the Company any time prior to November 16, 2006.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Sonic Innovations, Inc.

Dated: July 25, 2006	By	/s/ Sam Westover
Sam Westover President and CEO

Employee:

Dated: July 25, 2006	/s/ Stephen Wilson
Stephen Wilson